Exhibit 10.2

                       AMENDMENT NO. 1 TO LETTER OF INTENT

         This Amendment No. 1 to that certain Letter of Intent (this "Amendment"), dated as of June 13, 2001, by and between Gold Standard, Inc., a Utah corporation ("Gold Standard"), and Vector Medical Technologies, Inc., a Delaware corporation ("Vector").

                               W I T N E S E T H :
                                - - - - - - - - -

         WHEREAS, Gold Standard and Vector are parties to that certain Letter of Intent dated as of April 16, 2001 (the "Existing Agreement"); and

         WHEREAS, Gold Standard and Vector desire to amend the Existing Agreement to effect the changes provided for herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Effective as of the date hereof, the Existing Agreement is hereby amended by deleting Paragraph 5 in its entirety and replacing it with the following paragraph:

              5. The parties agree to exercise their best efforts between now and June 30, 2001, to negotiate and execute a definitive merger agreement.

         2. Paragraphs 8,9,10 and 11 of this Agreement shall be deleted in their entirety and the following paragraph shall be inserted in lieu thereof:

              8. The parties and their respective employees, affiliates, shareholders and controlling persons acknowledge that all information, documents, customer lists, suppliers, trademarks, materials, specifications, business strategies or any other ideas relating to the business of the other party (referred to herein as "Confidential Information") whether prepared or generated by them or any other party coming into their possession or knowledge during the Option Period shall remain the exclusive, confidential property of the other party, except to the extent expressly authorized in writing by such party for dissemination. The parties

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              further   acknowledge   and  agree  that  all  such   Confidential
              Information constitutes trade secrets. From the date of this Agreement through and including the second anniversary hereof (the "Restricted Period"), the parties shall not disclose any of such Confidential Information to any third party without the prior written consent of the other party and shall take all reasonable steps and actions necessary to maintain the confidentiality of such Confidential Information.

              9. It is expressly understood that this Agreement is a non-binding letter of intent and that no obligation of any nature whatsoever is intended to be created, except as set forth in Paragraph 5, 8 & 9 hereof. Subject to satisfactory progress being made in the parties' due diligence review, the parties shall concurrently proceed to negotiate a definitive agreement governing the acquisition. The obligations of the parties to consummate the transaction contemplated hereby shall be subject in all respects to the negotiation, execution and delivery of the definitive agreement and the satisfaction of the conditions contained therein, and neither party shall have any liability to the other if the parties fail for any reason to execute the definitive agreement. Each party shall be responsible for the costs and expenses incurred by it in connection with this letter and the transactions contemplated hereby. This letter may be signed in counterparts.

         3. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of law.

         4. Except as otherwise specifically set forth herein, all of the terms and provisions of the Existing Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first above written.

                                    GOLD STANDARD, INC.


                                    By:  /s/ Scott L. Smith
                                    --------------------------------------------
                                    Name:    Scott L. Smith
                                    Title: President and Chief Financial Officer

                                    VECTOR MEDICAL TECHNOLOGIES, INC.


                                    By:  /s/ David Fater
                                    --------------------------------------------
                                    Name:  David Fater
                                    Title:  Chief Financial Officer


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